Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(101,158,984)
Realized Gain (Loss) on Swap Contracts	(17,080,471)
Unrealized Gain (Loss) on Market Value of Commodity Futures	26,665,194
Unrealized gain (loss) on Fair Value of Swap Contracts	120
Dividend Income	2,101,166
Interest Income	4,510,238
ETF Transaction Fees	34,000
Total Income (Loss)	$(84,928,737)

Expenses
General Partner Management Fees	$614,653
Professional Fees	187,323
Brokerage Commissions	115,596
Directors' Fees and insurance	49,546
License fees	20,488
Total Expenses	$987,606
Net Income (Loss)	$(85,916,343)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 11/1/23	$1,759,321,071
Additions (10,300,000 Shares)	739,085,979
Withdrawals (12,600,000 Shares)	(908,871,668)
Net Income (Loss)	(85,916,343)

Net Asset Value End of Month	$1,503,619,039
Net Asset Value Per Share (21,223,603 Shares)	$70.85

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596